SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 15, 2005

Date of Report

(Date of earliest event reported)

SYNTHETECH, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-12992	84-0845771
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1290 Industrial Way, Albany Oregon 97322

(Address of principal executive offices) (Zip Code)

(503) 967-6575

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On March 15, 2005, Synthetech, Inc. received notice from Nasdaq that Synthetech had not regained compliance with the bid price requirements set forth in Marketplace Rule 4450(a)(5) during the 180 calendar day grace period provided by Marketplace Rule 4450(e)(2). However, on March 15, 2005, Synthetech transferred to the Nasdaq SmallCap Market as it met all initial inclusion criteria for the Small Cap Market, other than the bid price requirement. Therefore, Nasdaq provided Synthetech an additional 180 calendar day grace period, or until September 12, 2005, to regain compliance with the bid price requirement. To regain compliance, the bid price of Synthetech's common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days before September 12, 2005. If compliance is not regained, Nasdaq will provide notice that Synthetech's securities will be delisted. At that time, Synthetech may appeal Nasdaq's determination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 16, 2005

By: /s/ Gary Weber
Gary Weber
Chief Financial Officer, Vice President Finance